Exhibit 10.13

EXECUTION VERSION

FIRST AMENDMENT TO THE NOTE PURCHASE AGREEMENT

FIRST AMENDMENT, dated as of March 24, 2009 (the "First Amendment"), to the Note Purchase Agreement, dated as of October 2, 2008 (as so amended, the "Note Purchase Agreement"), by and among Cascade Investment, L.L.C., a Washington limited liability company ("Buyer"), GAMCO Investors, Inc., a New York corporation ("Seller"), Mario J. Gabelli ("Gabelli") and GGCP, Inc., a New York corporation. ("GGCP" and collectively with Gabelli, the "Gabelli Stockholders" ). All capitalized terms used but not defined herein which are defined in the Note Purchase Agreement (or in the Note, as defined therein) shall have the meanings assigned to such terms in such agreement.

RECITALS

A.	The parties hereto desire to amend the Note Purchase Agreement and the Note in the manner set forth below.

B.
Except as amended below, the Note Purchase Agreement, the Registration Rights Agreement, dated as of August 14, 2001 and as amended as of October 2, 2008 (the "Registration Rights Agreement"), between Buyer and Seller, and the Note (collectively, the "Transaction Documents") shall remain in full force and effect as they were prior to this First Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto agree as follows:

1.
Amendment of the Note.  The parties hereto hereby amend the Note to provide that Buyer shall participate in the distribution to the Seller's stockholders of the common stock of Teton Advisors, Inc. by receiving 14,500 shares of Class A common stock of Teton Advisors, Inc. and to make adjustments to the amounts payable under the Note to reflect the value of such distribution (collectively, the "Note Amendments"). Concurrently with the execution and delivery of this First Amendment, Seller is delivering to Buyer, in exchange for the duly executed outstanding Note, a duly executed amended Note in the form of Exhibit A hereto, which is identical to the outstanding Note in all respects except that it gives effect to the Note Amendments. The parties agree that the  amended Note is a replacement of an outstanding Note and evidences the same debt, and is entitled to the same benefits as, such outstanding Note except to the extent otherwise provided by the Note Amendments. The parties also agree that neither this First Amendment nor the amended Note shall affect any rights or obligations under the Note Purchase Agreement or Note with respect to any periods, acts, omissions or circumstances which occurred prior to the date of this First Amendment. From and after the execution and delivery of this First Amendment, all references in the Transaction Documents to the Note shall be deemed to be references to the Note as amended by the Note Amendments.

2.
References to Agreement. From and after the execution and delivery of this First Amendment, all references in the Transaction Documents to the Agreement shall be deemed to be references to the Agreement as amended by this First Amendment.

3.	Amendment to Registration Rights Agreement. To the extent provided herein, this First Amendment shall be an amendment of the Registration Rights Agreement.

4.
Miscellaneous. Sections 2.1.1, 2.1.4, 2.1.5, and 6 of the Note Purchase Agreement are incorporated herein by reference, mutandis mutandi, with all references therein to any of the Transaction Documents being changed to refer solely to this First Amendment.

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SIGNATURE PAGE - FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first mentioned above.

SELLER:	BUYER:
GAMCO INVESTORS, INC.	CASCADE INVESTMENT, L.L.C.
BY: /s/ Douglas R. Jamieson	BY: /s/ Mike Rodden
GABELLI STOCKHOLDERS:
/s/ Mario J. Gabelli MARIO J. GABELLI
GGCP, INC.
BY: /s/ Mario J. Gabelli

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EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE (AS AMENDED)

 NEITHER THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) NOR THE SHARES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND EXCEPT FOR ANY TRANSFERS SPECIFICALLY AUTHORIZED UNDER THE TERMS OF THIS NOTE, NEITHER THIS NOTE NOR SUCH SHARES MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT REGISTRATION THEREOF UNDER THE 1933 ACT OR COMPLIANCE WITH RULE 144 OR RULE 144A PROMULGATED UNDER THE 1933 ACT, OR UNLESS GAMCO INVESTORS, INC. HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO GAMCO INVESTORS, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.  TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN IS ALSO SUBJECT TO RESTRICTIONS UNDER THE TERMS HEREOF.

CONVERTIBLE PROMISSORY NOTE

$60,000,000.00                                                                                                                                 Dated:  October 2, 2008
                             Rye, New York

FOR VALUE RECEIVED, the undersigned, GAMCO INVESTORS, INC., a New York corporation (“GAMCO”), promises to pay to the order of CASCADE INVESTMENT, L.L.C., a Washington limited liability company (“Cascade”), or its permitted registered assigns or at such other place or places as the Holder (as defined below) may designate in writing, on October 2, 2018 (the “Stated Maturity”), the principal sum of SIXTY MILLION and NO/100 DOLLARS ($60,000,000) minus the principal amount converted or sold pursuant to the Put Option, the Change of Control Put Option or the Fundamental Change Put Option (as each such term is defined below) (such amount, as of any determination date, the “Unpaid Principal Amount”) on or before October 2, 2018, and to pay interest thereon from and including October 2, 2008 (the “Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on March 31 and September 30 in each year, commencing March 31, 2009, and at Maturity (each, an “Interest Payment Date”) at the rate of 6.5% per annum until the principal hereof is paid or made available for payment; provided, however, that (i) notwithstanding anything in this Note to the contrary the amount payable to the Holder at Stated Maturity shall be reduced by an amount equal to (A) the Teton Value (as defined below) minus (B) the aggregate Teton Deductions (as defined below) with respect to all prior exercises of the Put Option, the Change of Control Put Option and the Fundamental Change Put Option (the “Teton Adjustment”), (ii) upon the occurrence and during the continuance of an Event of Default (as defined below) this Note and (iii) any principal and any such installment of interest which is overdue, in each case shall bear interest at the rate of 15% per annum (or, if less, the maximum interest rate permitted by the laws of the State of Washington or any other applicable jurisdiction).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the day immediately prior to such Interest Payment Date (whether or not a Business Day).  Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments in respect of this Note shall first be applied to Enforcement Costs (as defined below), then to interest and then to principal.  If it is ever determined that any rate of interest payable in respect of this Note exceeds the maximum rate (if any) prescribed by applicable law, then any portion of interest payments representing any amounts in excess of said maximum shall be applied as provided in the preceding sentence.

As used herein, “Maturity” means the date on which the principal of this Note becomes due and payable as provided herein, whether at its Stated Maturity, by declaration of acceleration or otherwise, “Holder” means, at any time, the person in whose name this Note is registered in the Note Register (as defined below) and “Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law or executive order to be closed.

This Note was issued by GAMCO pursuant to that certain Note Purchase Agreement, dated as of October 2, 2008, among GAMCO, Cascade and the Gabelli Stockholders which has been amended by the First Amendment thereto, dated as of March 24, 2009 (as so amended, the "Purchase Agreement").  Capitalized terms not otherwise defined in this Note shall have the meaning set forth in the Purchase Agreement, which definitions are incorporated herein.

The Holder agrees to engage in good faith discussions with the GAMCO regarding the possible subordination of the Note in October 2009.

No Redemption or Prepayment Prior to October 2, 2013

GAMCO agrees and acknowledges that the conversion feature of this Note during the term of the Note is a valuable right and that the Holder would not have purchased this Note without assurances that the Note would not be called or prepaid by GAMCO.  Accordingly, GAMCO acknowledges and agrees that prior to October 2, 2013 it shall not be entitled to and will not, without the consent of the Holder, make any prepayments of principal on this Note other than pursuant to an acceleration of this Note or Forced Conversion (as hereinafter defined), in each case as provided below.  GAMCO may redeem this Note in whole but not in part on any date on or after October 2, 2013 (the “Redemption Date”) if (i) at least 30 days’ prior to the Redemption Date, GAMCO delivers to Holder a written notice stating that it intends to effect such a redemption and specifying the Redemption Date, (ii) on the Redemption Date, GAMCO delivers to Holder a certificate, dated the Redemption Date, duly executed and delivered by the chief executive officer of GAMCO certifying that, to the best of his knowledge after reasonable investigation, neither he nor GAMCO is then in possession of any non-public information concerning GAMCO, any of its subsidiaries or any of their businesses or operations which could reasonably be expected to have a material positive effect on the market price (or, if no such market price exists, the fair market value) of the Common Stock or other consideration issuable upon conversion of the Note and (iii) on the Redemption Date, GAMCO pays to Holder by wire transfer of immediately available funds cash in an amount equal to (A) (i) 101% of the Unpaid Principal Amount minus (ii) the Teton Adjustment plus (B) all accrued but unpaid interest thereon to but excluding the Redemption Date (the delivery of such notice and certificate and the making of such payment are referred to herein collectively as the “Required Actions”).  If the market price of the Common Stock could not reasonably be expected to exceed the then current Conversion Price after disclosure of any non-public information concerning GAMCO, any of its subsidiaries or any of their businesses of operations, then such non-public information shall be conclusive presumed not to have a material positive effect for purposes of the immediately preceding sentence.  This Note will be fully discharged and cease to have any further legal force or effect if and when GAMCO has fully performed all of the Required Actions on the Redemption Date, and the Holder agrees to return this Note to GAMCO promptly following such full performance.

Events of Default

“Event of Default”, wherever used with respect to this Note, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(a)
Payment Default.  GAMCO shall fail to pay or cause to be paid all or any portion of the principal of or interest on this Note when it becomes due and payable, and, in the event of failure to pay interest on the Note, such failure continues for 10 days and time for payment has not been extended or deferred by the Holder; or

(b)
Escrow Agreement Default.  The Escrow Agent shall fail to honor a request for disbursement of the funds under the Escrow Agreement to Cascade, or GAMCO shall breach its obligations with respect to the Escrow Agreement in Section 4.3 of the Purchase Agreement, and such failure continues for 5 days and time for payment has not been extended or deferred by the Holder.

(c)
Put Option Default.  GAMCO shall fail to pay or cause to be paid all or any portion of the Put Consideration when it becomes due and payable, and such failure continues for 5 days and time for payment has not been extended or deferred by the Holder; or

(d)
Change of Control Put Option or Fundamental Change Put Option Default.  GAMCO shall fail to pay or cause to be paid all or any portion of the Change of Control Put Consideration or the Fundamental Change Put Consideration when it becomes due and payable; or

(e)
Breach of Representation or Warranty.  Any representation or warranty made by GAMCO in the Purchase Agreement shall prove to have been untrue or misleading when made in any respect that is material and adverse to the value of the Holder’s investment in the Note or the Conversion Shares; provided, however, that this shall constitute an Event of Default only if Cascade or one of its Affiliates (as defined below) is the Holder and if the Holder accelerates this Note as provided below during the period in which any such representation and warranty survives as provided in the Purchase Agreement; or

(f)
Breach of Other Covenants or Failure of any Condition.  GAMCO shall fail to perform, keep or observe any agreement or covenant contained in this Note or the Purchase Agreement that is not covered by clauses (a) through (d) above, and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to GAMCO by the Holder; provided, however, that if any such failure is not susceptible to cure within 30 days and GAMCO commences to cure such failure within said 30-day period, then no Event of Default shall be deemed to have occurred if GAMCO diligently prosecutes said cure thereafter to completion and cures said failure by the sixtieth (60th) day after the date of said notice; or

(g)
Cross Defaults (Payment and Other).  GAMCO or any of its Subsidiaries that are at the time significant subsidiaries of GAMCO within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”) as of the date of this Note (each, a “Significant Subsidiary”) shall be in default under indebtedness for borrowed money with an aggregate principal amount of twenty five million dollars ($25,000,000) or more to any person or persons and such default (i) shall constitute a failure to make any payment of or with respect to such indebtedness or (ii) permits the holder thereof to accelerate the payment of such indebtedness or otherwise causes such indebtedness to become due and payable prior to its stated maturity.  Notwithstanding the foregoing, there shall not be an Event of Default under this section (f) until expiration of, without cure, any period for cure contained in any other agreement regarding such indebtedness; or

(h)
Judgments.  A final judgment or final order (not covered by insurance, treating deductibles, self-insurance and retentions as not so covered) for the payment of money in excess of twenty-five million dollars ($25,000,000) in the aggregate for all such judgments and orders is entered by a court or courts of competent jurisdiction against GAMCO or any of its Significant Subsidiaries and shall not be paid or discharged, and there shall be a period of 60 consecutive days after the final judgment or order that causes such aggregate amount to exceed twenty-five million dollars ($25,000,000) during which a stay of enforcement of such final judgment or order is not in effect; or

(i)
Involuntary Bankruptcy Events.  The entry by a court having jurisdiction in the premises of a decree or order (A) for relief in respect of GAMCO or any of its Significant Subsidiaries (each, a “Subject Entity”) in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging any Subject Entity bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Subject Entity under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Subject Entity or of any substantial part of any property of any Subject Entity, or ordering the winding up or liquidation of the affairs of any Subject Entity, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(j)
Voluntary Bankruptcy Events.  Any Subject Entity commences a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by any Subject Entity to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by any Subject Entity of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by any Subject Entity to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Subject Entity or of any substantial part of such Subject Entity’s property, or the making by any Subject Entity of an assignment for the benefit of creditors, or the admission by any Subject Entity in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any Subject Entity in furtherance of any such action.

If an Event of Default (other than an Event of Default specified in clause (i) or (j) above with respect to GAMCO) occurs and is continuing, the Holder may declare (A) (i) the Unpaid Principal Amount of this Note minus (ii) the Teton Adjustment and (B) all accrued and unpaid interest hereon to be immediately due and payable.  If an Event of Default specified in clause (i) or (j) above occurs with respect to GAMCO, the Unpaid Principal Amount of the Note and all accrued and unpaid interest hereon shall automatically become and be immediately due and payable without any declaration or other act on the part of the Holder or any other Person.

Conversion Rights

The Holder shall have the right to convert this Note as provided in Exhibit A hereto, which Exhibit shall be incorporated by reference herein.

If the Closing Price (as hereinafter defined) of the Common Stock is at least 125%, 150%, 175% or 200%, as the case may be, of the Conversion Price (as hereinafter defined) on each Trading Day (as hereinafter defined) during any period of 20 consecutive Trading Days (each, a “Qualified Trading Period”) occurring within any six month period beginning on the Exercise Date (as hereinafter defined) or any six month anniversary thereof and ending on the next six month anniversary of the Exercise Date (each, a “Six Month Period”), then on any date on or after the tenth Business Day following the last trading day of any such Qualified Trading Period during such Six Month Period (each a “Conversion Date”) GAMCO may convert any portion of the Unpaid Principal Amount which, together with the aggregate principal amount of this Note that has been converted by the Holder on or prior to such Conversion Date or by GAMCO pursuant to this provision with respect to such Six Month Period, does not exceed the Maximum Conversion Amount (as defined below) with respect to such Six Month Period, into fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest full share of Common Stock) at the Conversion Price in effect on the applicable Conversion Date by delivering written notice to that effect to the Holder on or prior to such Conversion Date; provided, however, that notwithstanding the foregoing to the extent that any prior conversions by the Holder prevented GAMCO from converting the full Maximum Conversion Amount with respect to any Six Month Period and GAMCO caused the conversion of all of the Unpaid Principal Amount that it was permitted to convert with respect to such Six Month Period, then to such extent such prior conversions by the Holder shall not be taken into account in calculating the Unpaid Principal Amount that GAMCO is entitled to convert in any subsequent Six Month Period pursuant to the foregoing provisions.  After any conversion pursuant to the foregoing, the Holder shall have the right and option (the “Share Put Option”), but not the obligation, exercisable by delivering a written notice (the “Share Put Notice”) to GAMCO no later than the tenth day after the Conversion Date, to cause GAMCO to purchase up to 50% of the Conversion Shares issued in such conversion (the “Forced Conversion Shares”) for a purchase price per share in cash equal to the average of the Closing Prices for the five Trading Days immediately following the date on which the Share Put Notice is delivered to GAMCO (the “Share Put Consideration”).  The closing of any Share Put Option will be held at 10:00 A.M. at the principal executive offices of the Holder on the later of the ninth Trading Day immediately following the date on which the Share Put Notice is delivered to GAMCO or the first day on which all regulatory approvals and requirements applicable to such closing shall have been obtained or satisfied, or at such other time and place upon which the Holder and GAMCO shall agree.  At such closing, GAMCO shall pay the Share Put Consideration to the Holder in cash by wire transfer of immediately available funds against the delivery to GAMCO of a certificate representing the Forced Conversion Shares with respect to which the Share Put Option has been exercised, duly endorsed to GAMCO or in blank, and concurrently with such delivery GAMCO shall, or shall cause the applicable transfer agent for such shares to, duly execute and deliver to the Holder a new share certificate representing the number of Forced Conversion Shares with respect to which the Share Put Option has not been exercised.

The “Maximum Conversion Amount” means, with respect to any Six Month Period, (i) $15 million, if the Closing Price during each of the 20 consecutive Trading Days during the first Qualified Trading Period in such Six Month Period with respect to which GAMCO has effected a conversion pursuant to the foregoing provisions (the “Qualified Trading Price”) is at least 125% but less than 150% of the Conversion Price, (ii) $30 million, if the Qualified Trading Price is at least 150% but less than 175% of the Conversion Price, (iii) $45 million, if the Qualified Trading Price is at least 175% but less than 200% of the Conversion Price, or (iv) $60 million, if the Qualified Trading Price is at least 200% of the Conversion Price.

Except as otherwise provided above, any conversion pursuant to the foregoing clauses (each, a “Forced Conversion”) shall be made in accordance with the provisions of Exhibit A.  If GAMCO effects a Forced Conversion, then on such Conversion Date the Holder shall surrender the Note at the principal executive offices of GAMCO (which, if GAMCO shall so require, shall be duly endorsed to GAMCO or in blank, or be accompanied by proper instruments of transfer to GAMCO or in blank), accompanied by irrevocable written notice to GAMCO specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the full number of shares of Common Stock issuable upon such conversion are to be issued and GAMCO shall deliver such certificate or certificates registered in the name(s) and in the denominations set forth in such instructions, together with a cash adjustment in respect of any fraction of a share of Common Stock and, if less than all of the Unpaid Principal Amount is being converted, a new Note of like tenor with an Unpaid Principal Amount equal to the portion not being converted.  Any such conversion shall be deemed to have been made as of the applicable Conversion Date, and the person or persons entitled to receive the Common Stock deliverable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

Put Option

The Holder shall have the right and option, but not the obligation, to cause GAMCO to purchase all or any portion of the Unpaid Principal Amount of this Note (the “Put Option”) on October 2, 2009 (the “Exercise Date”) for a purchase price in cash (the “Put Consideration”) equal to (i) 100% of the principal amount of the Note to be purchased plus accrued and unpaid interest thereon to but excluding the Exercise Date minus (ii) the Teton Deduction (as defined below). The Put Consideration shall be payable to the Holder by wire transfer of immediately available funds on the Exercise Date against the delivery to GAMCO of this Note duly endorsed to it or in blank; provided, however, that if only a portion of the principal amount of this Note is being purchased, then concurrently with such delivery GAMCO shall duly execute and deliver to the Holder a new Note of the same tenor as this Note but with a principal amount equal to the principal amount of this Note not being purchased.  In order to exercise the Put Option, the Holder must deliver a written notice of its election to exercise to GAMCO at least 30 days prior to the Exercise Date.  Notwithstanding the foregoing, if the Holder has not delivered written notice of its election to exercise the Put Option in whole, the Holder may change the Exercise Date to October 2, 2010 by delivering a written notice of such change to GAMCO at least 30 days prior to October 2, 2009 and from and after the delivery of such written notice the Exercise Date shall be deemed to be October 2, 2010 for all purposes of this Note. The closing of any exercise of the Put Option will be held at 10:00 A.M. at the principal executive offices of the Holder on the Exercise Date, or at such other time and place upon which the Holder and GAMCO shall agree.

 “Teton Deduction” shall mean, with respect to any exercise of the Put Option, the Change of Control Put Option or Fundamental Change Put Option, the product of (i) the Teton Value and (ii) a fraction the numerator of which shall be the principal amount of the Note to be purchased pursuant to such exercise and the denominator of which shall be $60,000,000.

Change of Control Put Option

If a Change of Control or a Key Executive Change occurs at any time, the Holder shall have the right and option, but not the obligation, to cause GAMCO to purchase on the Change of Control Exercise Date (as defined below) all or any portion of the Unpaid Principal Amount of this Note (the “Change of Control Put Option”) for a purchase price in cash (the “Change of Control Put Consideration”) equal to (i) 101% of the principal amount of the Note to be purchased plus accrued and unpaid interest thereon to but excluding the Change of Control Exercise Date minus (ii) the Teton Deduction.  The Change of Control Put Consideration shall be payable to the Holder by wire transfer of immediately available funds on the Change of Control Exercise Date against the delivery to GAMCO of this Note duly endorsed to it or in blank; provided, however, that if only a portion of the principal amount of this Note is being purchased, then concurrently with such delivery GAMCO shall duly execute and deliver to the Holder a new Note of the same tenor as this Note but with a principal amount equal to the principal amount of this Note not being purchased.  GAMCO shall give the Holder prompt written notice if a Change of Control or a Key Executive Change occurs (a “Notice”).  In order to exercise the Change of Control Put Option with respect to any Change of Control or Key Executive Change, the Holder must deliver a written notice of its election to exercise to GAMCO within 30 days after it has received the Notice relating thereto and the closing of any exercise of the Change of Control Put Option will be held at 10:00 A.M. at the principal executive offices of the Holder on the 30th day after GAMCO receives such written notice, or at such other time and place upon which the Holder and GAMCO shall agree (the “Change of Control Exercise Date”).

“Change of Control” means the occurrence of any of the following:  (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of GAMCO and its Subsidiaries, taken as a whole, to any Person or group (as such term is defined for purposes of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or any successor rule), (ii) the adoption of a plan relating to the liquidation or dissolution of GAMCO, (iii) the consummation of any transaction or other event (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than Mario J. Gabelli and the Gabelli Entities (considered as a single Person solely for this purpose), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the 1934 Act), directly or indirectly, of more than 40% of the total voting power of all the then outstanding shares of Voting Stock of GAMCO or any Person with which GAMCO consolidates or into which GAMCO merges, and more of the total voting power of all such shares than is beneficially owned at such time by Mario J. Gabelli and the Gabelli Entities (considered as a single Person solely for this purpose), or (iv) the first day on which a majority of the members of the Board of Directors of GAMCO are not Continuing Directors.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of GAMCO who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Key Executive Change” shall be deemed to have occurred at any time that (for any reason) Mario J. Gabelli ceases to provide the predominant executive leadership to GAMCO and its Subsidiaries, taken as a whole.

Fundamental Change Put Option

If a Fundamental Change (as defined below) occurs prior to October 2, 2013, then the Holder shall have the right and option, but not the obligation, to cause GAMCO to purchase on the Fundamental Change Exercise Date (as defined below) all or any portion of the Unpaid Principal Amount of this Note (the “Fundamental Change Option”) for a purchase price in cash (the “Fundamental Change Put Consideration”) equal to (i) the Fundamental Change Value (as defined below) of the principal amount of this Note to be purchased plus accrued and unpaid interest thereon to but excluding the Fundamental Change Exercise Date minus (ii) the Teton Deduction. The Fundamental Change Put Consideration shall be payable to the Holder by wire transfer of immediately available funds on the Fundamental Change Exercise Date against the delivery to GAMCO of this Note duly endorsed to it or in blank; provided, however, that if only a portion of the principal amount of this Note is being purchased, then concurrently with such delivery GAMCO shall duly execute and deliver to the Holder a new Note of the same tenor as this Note but with a principal amount equal to the principal amount of this Note not being purchased. GAMCO shall give the Holder prompt written notice if a Fundamental Change occurs (a “Fundamental Change Notice”). In order to exercise the Fundamental Change Put Option with respect to any Fundamental Change, the Holder must deliver a written notice of its election to exercise to GAMCO within 30 days after it has received the Fundamental Change Notice relating thereto and the closing of any exercise of such Fundamental Change Option will be held at 10:00 A.M. at the principal executive offices of the Holder on the 30th day after GAMCO receives such written notice, or at such other time and place upon which the Holder and GAMCO shall agree (the “Fundamental Change Exercise Date”). If the Holder does not exercise the Fundamental Change Put Option, this Note shall remain outstanding as adjusted pursuant to the provisions of Section 6 of Exhibit A to this Note.

“Fundamental Change” means (i) the occurrence of any of the events described in clauses (i), (ii) or (iii) of the definition of Change of Control, (ii) any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is converted into, or exchanged for cash, securities or other property and (iii) any merger or consolidation of GAMCO with or into any other Person or other than any such merger or consolidation (a) pursuant to which the holders of 50% or more of the total voting power of all of the shares of capital stock of GAMCO entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction, (b) that does not result in a reclassification, conversion, exchange or cancellation of the Common Stock, (c) which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of the Common Stock solely into shares of common stock of the surviving entity, or (d) in which more of the 90% or more of the consideration payable for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such transaction consists of shares of common stock or American Depositary Receipts in respect of shares of common stock that are listed and publicly traded on any of The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) or that will be so traded or quoted immediately following the transaction and as a result of such transaction or transactions this Note will become convertible into cash and/or such shares of such common stock or such American Depositary Receipts pursuant to Section 8 of Exhibit A to this Note.

“Fundamental Change Value” means, with respect to any principal amount of this Note, the fair market value of such principal amount, as determined by the Independent Expert (as defined below) appointed for such purpose, using one or more valuation methods that the Independent Expert in its best professional judgment determines to be the most appropriate, assuming such principal amount is to be sold in an arm’s length transaction where there is no compulsion on the part of any party to buy or sell and taking into account all relevant factors, including without limitation the option value of such principal amount.

“Independent Expert” means a nationally recognized investment banking firm mutually agreed by the Holder and GAMCO which does not have any material financial interest or other material economic relationship with either party or any of their Affiliates. If the parties cannot agree on an Independent Expert, each of them shall choose a Person otherwise qualified to be an Independent Expert and the Persons so selected will promptly select the Independent Expert.

Information Obligations

GAMCO will deliver to the Holder (without duplication):

(a)
as soon as available and in any event within 90 days after the end of each fiscal year of GAMCO, a consolidated balance sheet of GAMCO and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of an independent public accountant of nationally recognized standing;

(b)
as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of GAMCO, a consolidated balance sheet of GAMCO and its Subsidiaries as of the end of such quarter and the related statements of operations and cash flow for such quarter and for the portion of GAMCO’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of GAMCO’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, consistency and, except for the absence of footnotes, generally accepted accounting principles by the chief financial officer or the chief accounting officer of GAMCO;

(c)
promptly upon the furnishing thereof to the security holders of GAMCO or any of its Subsidiaries generally, copies of all financial statements, reports, proxy statements and any other information or reports so furnished;

(d)
promptly after they are so filed, or furnished, all documents filed with, or furnished to the SEC by GAMCO pursuant to the 1933 Act and the 1934 Act (other than Schedules 13D and 13G, Forms 13F and Forms 3, 4 and 5); and

(e)
within five days after any officer of GAMCO obtains knowledge of any Event of Default or any event which, with notice or lapse of time or both, would constitute an Event of Default (a “Default”), if such Event of Default or Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of GAMCO setting forth the details thereof and the action which GAMCO is taking or proposes to take with respect thereto.

Notwithstanding the foregoing, if GAMCO is then subject to the reporting requirements under Section 13 or 15(d) of the 1934 Act or any successor statute, (i) the delivery to the Holder of GAMCO’s Annual Report on Form 10-K or any successor form for the relevant fiscal year within the time periods provided for in clause (a) shall satisfy the requirements of such clause and (ii) the delivery to the Holder of GAMCO’s Quarterly Report on Form 10-Q or any successor form for the relevant fiscal quarter within the time periods provided for in clause (b) shall satisfy the requirements of such clause.

Consolidation, Merger and Sale of Assets

GAMCO will not consolidate or merge with or into (whether or not GAMCO is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of GAMCO and its Subsidiaries taken as a whole in one or more related transactions, to any other Person unless:

(a)
the Person formed by or surviving any such consolidation or merger (if other than GAMCO) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the “Successor Company”) is a corporation, partnership, limited liability company or other similar business entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia;

(b)	the Successor Company assumes all the obligations of GAMCO under the Notes and the Purchase Agreement pursuant an agreement in form and substance reasonably satisfactory to the Holder; and

(c)	immediately after such transaction no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default exists.

Upon any consolidation of GAMCO with, or merger of GAMCO into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of GAMCO and its Subsidiaries taken as a whole in one or more related transactions in accordance with this paragraph, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, GAMCO under this Note and the Purchase Agreement with the same effect as if such Successor Company had been named as GAMCO herein, and thereafter, except in the case of a lease, GAMCO shall be relieved of all obligations and covenants under this Note and the Purchase Agreement.

Transfer and Related Provisions

The Holder shall not offer, sell, contract to sell or otherwise dispose of this Note without the prior written consent of GAMCO; provided, however, that the Holder shall be permitted to transfer the Note (i) to any of its Affiliates and (ii) to any other Person (A) in connection with a transfer of substantially all of the investments of the original Holder, (B) if the Holder is legally precluded from holding this Note and (C) during the continuance of an Event of Default, provided, that such transferee agrees to be bound by the terms contained herein.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

GAMCO shall keep at its principal office a register (the “Register”) in which shall be entered the name and address of the registered holder of this Note and particulars of this Note and of all permitted transfers of this Note.  Upon surrender for registration of a permitted transfer of this Note to GAMCO, GAMCO shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any denominations of $1,000,000 and multiples thereof and like aggregate principal amount.  Notwithstanding the foregoing, GAMCO shall not be required to register the transfer of or exchange this Note unless it has been duly endorsed.  All Notes issued upon any registration of transfer or exchange of this Note shall be the valid obligations of GAMCO, evidencing the same debt, and entitled to the same benefits, as this Note.

No service charge shall be made for any registration of transfer or exchange of this Note, but GAMCO may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of a permitted transfer, GAMCO and its agents may treat the Person in whose name it is registered as the owner of this Note for all purposes whatsoever, whether or not it is overdue and neither GAMCO nor any of its agents shall be affected by notice to the contrary.

Replacement of Note

If this Note has been mutilated and is surrendered to GAMCO, GAMCO shall execute and deliver in exchange a new Note of the same principal amount and bearing a number not then outstanding.  If the Holder shall deliver to GAMCO (i) evidence reasonably satisfactory to GAMCO that this Note has been destroyed, lost or stolen and (ii) such security or indemnity as may be required by GAMCO to hold it and its agents harmless, then, in the absence of notice that this Note has been acquired by a bona fide purchaser, GAMCO shall execute and deliver, in lieu of this Note, a new Note of a like principal amount and bearing a number not then outstanding.  The provisions of this paragraph are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Miscellaneous

GAMCO waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all notices in connection with the delivery, acceptance, or dishonor of this Note.

GAMCO agrees that (a) if for any reason any amount due hereunder is paid by cashier’s, certified teller’s check or other check, there shall be no discharge of GAMCO’s obligation until said check be finally paid by the issuer thereof; and (b) the provisions of RCW 62A.3-311 shall not entitle GAMCO to any accord and satisfaction of any now or hereafter existing claim in dispute between the Holder and GAMCO (or any of their respective successors and assigns), all of which provisions and rights are hereby waived.

The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note or the Purchase Agreement unless such waiver shall be in writing and signed by the Holder, and then only to the extent specifically set forth therein.

No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This Note may not be amended other than with the written consent of the Holder and GAMCO.

Upon demand therefor, GAMCO agrees to pay to the Holder all costs and fees arising out of enforcing this Note, whether incurred in any court action, arbitration, or mediation, on appeal, in any bankruptcy (or state receivership or other insolvency or similar proceedings or circumstances), in any forfeiture, and for any post-judgment collection services (collectively, “Enforcement Costs”).

GAMCO and, by its acceptance of this Note, the Holder agree that, subject to the specific terms hereof and to the extent that Washington law applies, the provisions of Article 3 of the Uniform Commercial Code of Washington pertaining to instruments shall be applied to this Note, even if this Note is not deemed to be an “instrument” or a “negotiable instrument” thereunder.

If this Note will at any time become subject to the Trust Indenture Act of 1939, GAMCO will make appropriate revisions hereto and will enter into an indenture with an appropriate trustee so as to comply fully with such act.

Except as noted below, this Note shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to the conflict of laws rules thereof.  In any court proceeding, GAMCO agrees to submit to the jurisdiction of the federal court selected by the Holder, and venue of any action concerning this Note shall be in King County, Washington state.  In the event that the federal court selected by the Holder shall not have jurisdiction, GAMCO agrees to submit to the jurisdiction of the Washington state court in King County selected by the Holder.  GAMCO hereby irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of such venue and any claim that any such forum is an inconvenient forum.  Nothing in this Section shall impair the right of the Holder to bring any action or proceeding against GAMCO or its property in the courts of any other county or jurisdiction and GAMCO irrevocably submits to the nonexclusive jurisdiction of the appropriate courts (as selected by the Holder) of the jurisdiction in which GAMCO is organized or any place where any property or any office of GAMCO is located.  In the event Holder transfers or assigns this Note to a person not one of its Affiliates, then this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws rules thereof and the consent to jurisdiction in the State of Washington stated above is hereby revoked concurrently with such transfer.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has duly executed and delivered this Note as of the date first written above.

GAMCO INVESTORS, INC.,
a New York corporation

By:	/s/ Douglas R. Jamieson
   Douglas R. Jamieson
Its:	President and Chief Operating Officer

Exhibit A

Conversion Rights

 1. Right of Conversion.  At the option of the Holder, this Note or any portion of the principal amount hereof which is $1,000,000 or an integral multiple thereof, may be converted at the principal amount hereof, or such portion hereof, into fully paid and nonassessable shares of the Common Stock (calculated as to each conversion to the nearest 1/100 of a share of Common Stock) at the Conversion Price (as hereinafter defined) in effect at the time of conversion, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions set forth herein.  Such conversion right shall expire at the close of business on October 2, 2018.  If this Note is redeemed in accordance with its terms, then such conversion right shall expire at the close of business on the Redemption Date unless GAMCO fails to take any of the Required Actions on or prior to the Redemption Date.

 2. Conversion Procedures.  In order to exercise the conversion right, the Holder shall surrender this Note at the principal executive offices of GAMCO (which, if GAMCO shall so require, shall be duly endorsed to GAMCO or in blank, or be accompanied by proper instruments of transfer to GAMCO or in blank), accompanied by irrevocable written notice to GAMCO to the effect that the Holder elects so to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued).  Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of the Note on account of any interest accrued on this Note or on account of any dividends accrued on the shares of Common Stock issued upon such conversion.

GAMCO shall, as soon as practicable after the surrender of this Note at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of full shares of Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided.  Such conversion shall be deemed to have been made as of the date of such surrender of this Note (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

If this Note is to be converted in part only, upon such conversion GAMCO shall execute deliver to the Holder, at the expense of GAMCO, a new Note or Notes of like tenor in denominations of $1,000,000 and any integral multiple thereof and with an aggregate principal amount equal to the unconverted portion of the principal amount of this Note.

 3. No Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  Instead of any fractional share of Common Stock that would otherwise be issuable to the Holder upon conversion of this Note (or any specified portion hereof), GAMCO shall pay a cash adjustment in respect of such fractional share in any amount equal to the same fraction of the Closing Price (as hereinafter defined) on the day of conversion.

 4. Reservation of Shares; Etc.  GAMCO shall at all times reserve and keep available, free from preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock that would then be deliverable upon the conversion of all of the principal amount of this Note and any other outstanding Notes.  The shares of Common Stock issuable upon the conversion of this Note have not been registered under the Act, will carry a legend substantially the same as the legend set forth on this Note, and will be subject to the terms of the Registration Rights Agreement, dated as of August 14, 2001 and as amended on October 2, 2008, between the initial Holder and GAMCO, and the Purchase Agreement.

If any shares of Common Stock required to be reserved for purposes of conversion of this Note require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued or freely transferred upon conversion, GAMCO will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be.  If the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, GAMCO will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of this Note and any other outstanding Notes.  Notwithstanding the foregoing, the reference to free transferability in the first sentence of this paragraph and the reference to listing in the second sentence of this paragraph shall apply only when this Note shall have become freely transferable under the federal securities laws.

 5. Prior Notice of Certain Events.  If GAMCO shall authorize any transaction that would require an adjustment to the Conversion Price (other than a transaction referred to in clauses (a) or (c) of Section 6 below) or there shall be a voluntary or involuntary dissolution, liquidation or winding up of GAMCO, then GAMCO shall notify the Holder, at least 20 days (or, in the case of a transaction referred to in clauses (b), (d) or (e) of Section 6 below, 10 days) prior to the applicable record, expiration or consummation date hereinafter specified, a notice stating (i) the record date fixed for the determination of holders of Common Stock entitled to the applicable issuance, dividend or distribution or (ii) the date of expiration of the applicable tender or exchange offer, as the case may be.

 6. Adjustment of Conversion Price.

 (a) In case GAMCO shall pay or make a dividend or other distribution on any class of Capital Stock of GAMCO payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.  (For the purposes of determining adjustments to the Conversion Price as set forth herein, shares of Common Stock held in the treasury of GAMCO, and distributions or issuances in respect thereof shall be disregarded.)

 (b) In case GAMCO shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period of not more than 60 days, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as hereinafter defined) on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for termination of such subscription or purchase period shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock actually purchased upon exercise of such rights or warrants would have purchased at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock actually purchased upon exercise of such rights or warrants, such reduction to become effective immediately after the opening of business on the day following the date fixed for such termination.

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 (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

 (d) Subject to paragraph (g) below, in case GAMCO shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Stapled Securities (as hereinafter defined), Common Stock, rights or warrants referred to in clause (b) of this Section 6, a dividend or distribution payable exclusively in cash or a Spin Off (as defined below)), the Conversion Price in effect immediately prior to the close of business on the date fixed for the payment of such distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on the date fixed for such payment less the then fair market value (as determined in good faith by the Board of Directors of GAMCO (the “Board of Directors”), whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) (as to any securities or other property, the "Fair Market Value") of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets distributed per share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment.  Subject to paragraph (g) below, in case GAMCO shall, by dividend or otherwise, distribute to all or substantially all holders of Common Stock shares of any capital stock of, or other equity interest in, any Subsidiary or other business unit of GAMCO and, immediately after such distribution, such capital stock or other equity interest is registered under the 1934 Act and listed and publicly traded on a national securities exchange registered under Section 6 of the 1934 Act (each, a “Spin-Off”), then the Conversion Price in effect immediately prior to the close of business on the tenth day of such trading immediately following and including the effective date of the Spin Off (the “Tenth Trading Day”) shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the average of the Closing Prices of the Common Stock on the first ten days of such public trading immediately following and including such effective date (the “Ten Trading Days”) less (ii) the average of the Closing Prices of the amount of such capital stock or other equity interests distributed per share of Common Stock on such exchange during the Ten Trading Days (the “Average Spin Off Price”) and the denominator shall be the average of the Closing Prices calculated pursuant to the preceding clause (i), such reduction to become effective immediately after the close of business on the Tenth Trading Day.

 (e) In case GAMCO shall, by dividend or otherwise, make a distribution to all or substantially all holders of its Common Stock payable exclusively in cash in any twelve month period (excluding any distributions declared prior to the date of this Note) which, in the aggregate, exceed $1.12 per share of Common Stock (the “Twelve Month Dividend Threshold” and the amount of such excess per share of Common Stock, the “Excess Amount”), the Conversion Price in effect immediately prior to the close of business on the date fixed for such payment shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on the date fixed for such payment less the Excess Amount and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment; provided, however, that notwithstanding the foregoing whenever the Conversion Price is adjusted pursuant to this Section 6 the Twelve Month Dividend Threshold shall be proportionally adjusted in the same manner.

 (f) In case GAMCO or any of its Subsidiaries shall consummate a tender or exchange offer for all or any portion of the Common Stock, the Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount (as hereinafter defined) paid in such tender or exchange offer and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date of expiration.

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 (g) Notwithstanding anything to the contrary in Section 6(d), no adjustment to the Conversion Price shall be made as a result of the distribution to GAMCO's stockholders of common stock of Teton Advisors, Inc. (the “Teton Spin-off”) and, in lieu thereof, GAMCO shall deliver to the Holder 14,500 shares of common stock of Teton Advisors, Inc. (the “Teton Common Stock”). The "Teton Value" shall mean the product of (a) $2.20 and (b) the number of shares of Teton Common Stock.

 (h) In case GAMCO or any of its Subsidiaries proposes to issue debt securities that are convertible at the option of the holder thereof into, or exercisable for, Common Stock after the Issue Date and prior to October 2, 2009 with a conversion price that is lower or an interest rate that is higher than this Note (the “New Debt Securities”), GAMCO shall, no later than  the tenth (10th) day  after the consummation of such transaction (a “Proposed Transaction”), give notice in writing to Holder of such  Proposed Transaction specifying the different terms in reasonable detail.  By written notice to GAMCO within thirty (30) days after the date on which the Holder receives such notice, the Holder may elect to have the Conversion Price reduced to the Proposed Transaction conversion price and/or the interest rate on this Note increased to that of the Proposed Transaction.  Notwithstanding anything to the contrary contained herein, this paragraph (h) shall not be applicable to: (i) any issuances or grants of equity securities (including preferred stock), (ii) the exercise or conversion of any options, warrants or convertible securities in existence as of the date hereof, (iii) the issuance of debt securities, either directly or indirectly, in connection with the Teton Spin-off or any acquisition, strategic business combination or investment by GAMCO or any of its subsidiaries in any party which is not prior to such transaction an Affiliate of GAMCO or any of its subsidiaries (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise), (iv) any issuance of  any mandatorily convertible security (utilizing a forward purchase contract, unit structure or otherwise) or any other debt security that is not convertible into or exercisable for Common Stock at the option of the holder thereof, or (v) any event that would otherwise result in an adjustment to the Conversion Price pursuant to this Section 6. This paragraph (h) shall terminate and be of no further force and effect on October 2, 2009.

 (i) In case GAMCO shall, by dividend or otherwise, make a distribution referred to in paragraph (d) or (e) above, the Holder converting this Note (or any portion of the principal amount hereof) subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution shall also be entitled to receive, for each share of Common Stock into which this Note (or portion of the principal amount being converted), the portion of the evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of GAMCO (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, GAMCO may, in lieu of distributing to such holder any portion or all of such evidences of indebtedness, shares of capital stock, other securities, cash and assets to which such holder is entitled as set forth above, (i) pay such holder an amount in cash equal to the Fair Market Value thereof or (ii) distribute to such holder a due bill therefor, provided that such due bill (A) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (B) requires payment or delivery of such evidences of indebtedness, shares of capital stock, other securities, cash or assets no later than the date of payment thereof to holders of shares of Common Stock receiving such distribution.

 (j) GAMCO may make such reductions in the Conversion Price, in addition to those required by the foregoing paragraphs, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.  In addition, GAMCO from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period, and the Board of Directors of GAMCO shall have made a determination that such reduction would be in the best interest of GAMCO, which determination shall be conclusive.  Whenever the Conversion Price is reduced pursuant to the preceding sentence, GAMCO shall provide written notice to the Holder of this Note and the holders of any other outstanding Notes of the reduction at least fifteen days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

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 (k) GAMCO may not engage in any transaction if, as a result thereof, the Conversion Price would be reduced to below the par value per share of the Common Stock.

 (l) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

 (m) Whenever the Conversion Price is adjusted as herein provided, GAMCO shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer of GAMCO setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall be given by GAMCO to the Holder of this Note and the holders of any other outstanding Notes.

 7. Stapled Securities.

 (a) Prior to a Separation Event (as hereinafter defined) with respect to any Stapled Securities, such Stapled Securities will be deemed, for purposes of the adjustments contemplated hereby, to comprise part of the shares of Common Stock to which such Stapled Securities appertain, and as a result, distributions in respect of such Stapled Securities will be deemed, for such purposes, to be distributions in respect of such shares.

 (b) If the Holder converts this Note (or any portion of the principal amount hereof) after a Separation Event with respect to any Stapled Securities, it shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same rights to which the Holder would have been entitled under the Stapled Securities that would have appertained to such shares of Common Stock if the Holder had effected such conversion before such Separation Event.

 8. Consolidations, Mergers or Sales of Assets.  In the event of any consolidation of GAMCO with, or merger of GAMCO into, any other Person, any merger of another Person to GAMCO (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock) or any sale or transfer of all or substantially all of the assets GAMCO, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall enter into a written agreement with the Holder, in form and substance reasonably acceptable to the Holder, providing that the Holder shall have the right thereafter, during the period in which this Note shall be convertible, to convert this Note (or portion of the principal amount hereof) only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Note (or portion thereof) might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming the Holder (i) is not a Person with which GAMCO consolidated or into which GAMCO merged or which merged into GAMCO or to which such sale or transfer was made, as the case may be, (a “Constituent Person”) or an Affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer; provided, however, that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by Persons other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (each, a “Non-Electing Share”), then for purposes of this Section 8 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares.  Such written agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Exhibit A.  The provisions of this Section 8 shall similarly apply to successive consolidations, mergers, sales or transfers.  If the conversion rights of the Holder of this Note shall be adjusted pursuant to this Section 8, then GAMCO shall cause to be given to the Holder and any other holders of outstanding Notes, within 5 days after consummation of the transaction triggering such adjustment, a notice describing such adjustment in appropriate detail.

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 9. Taxes.  GAMCO shall pay any and all stock transfer, documentary stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or other securities issued or delivered on conversion of this Note.  GAMCO shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than to the Holder, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to GAMCO the amount of any such tax or has established, to the satisfaction of GAMCO, that such tax has been paid or is not payable.

 10. Certain Definitions.  The following definitions shall apply to terms used in this Exhibit A:

“Closing Price” of any common stock on any day means the last reported per share sale price, regular way, of the common stock on such day, or, in case no such sale takes place on such day, the average of the reported closing per share bid and asked prices, regular way, of the common stock on such day, in each case on the New York Stock Exchange or, if the common stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if the common stock is not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of the common stock on such day in the over-the-counter market as reported by a generally accepted national quotation service or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of GAMCO for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors (whose good faith determination shall be conclusive and described in a resolution of the Board of Directors).

“Common Stock” shall mean the Class A Common Stock, par value $0.001 per share, of GAMCO or, subject to Section 8, any shares of any class or classes resulting from any reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of GAMCO and which are not subject to redemption by GAMCO; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Price” initially means $70.00, subject to adjustment from time to time as set forth herein.

“Current Market Price” on any date in question means, with respect to any adjustment in conversion rights as set forth herein, the average of the daily Closing Prices for the Common Stock for the five consecutive Trading Days selected by the Board of Directors commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the day before the Ex Date with respect to the transaction requiring such adjustment; provided, however, that (i) if any other transaction occurs requiring a prior adjustment to the Conversion Price and the Ex Date for such other transaction falls after the first of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling prior to the Ex Date for such other transaction shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction and (ii) if any other transaction occurs requiring a subsequent adjustment to the Conversion Price and the Ex Date for such other transaction falls on or before the last of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling on or after the Ex Date for such other transaction shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction.

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“Ex Date” means (i) when used with respect to any dividend, distribution or issuance, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price is obtained without the right to receive such dividend, distribution or issuance, (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, (iii) when used with respect to any tender or exchange offer, the first date on which the Common Stock trades regular way on such exchange or in such market after such tender or exchange offer expires and (iv) when used with respect to any other transaction, the date of consummation of such transaction.

“Per Share Premium Amount” means, with respect to any tender or exchange offer, (i) the Premium Amount paid as part of such tender or exchange offer divided by (ii) the Post-Tender Offer Number of Common Shares.

“Post-Tender Offer Number of Common Shares” means, with respect to any tender or exchange offer, the number of shares of Common Stock outstanding at the close of business on the date of expiration of such tender or exchange offer (before giving effect to the acquisition of shares of Common Stock pursuant thereto) minus the number of shares of Common Stock acquired pursuant thereto.

“Premium Amount” means, with respect to any tender or exchange offer, (i) the Tender Consideration paid in such tender or exchange offer minus (ii) the product of the Current Market Price on the date of expiration of such tender or exchange offer and the number of shares of Common Stock acquired pursuant to such tender or exchange offer.

“Separation Event” has the meaning set forth in the definition of the term “Stapled Securities” below.

“Stapled Securities” means securities issued under any plan or agreement providing in substance that, until such securities are redeemed or the rights thereunder are otherwise terminated or a specified event occurs (a “Separation Event”), (i) a specified number of such securities will appertain to each share of Common Stock then issued or to be issued in the future (including shares issued upon conversion of this Note) and (ii) each such security will be evidenced or represented by the certificate representing the share of Common Stock to which it appertains and will automatically trade with such share.

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“Tender Consideration” means, with respect to any tender or exchange offer, the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of all non-cash consideration paid in respect of such tender or exchange offer.

“Trading Day” means a day on which securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine Closing Prices for the Common Stock.

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